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                                                                     EXHIBIT 4.3
                                                                     -----------

                              CERTIFICATE OF TRUST
                                       OF
                         CTBI PREFERRED CAPITAL TRUST II

     THIS CERTIFICATE OF TRUST OF CTBI PREFERRED CAPITAL TRUST II (the "Trust"), dated as of January 7, 2002, is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

     1. NAME. The name of the business trust formed hereby is CTBI Preferred Capital Trust II.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective on the date of filing.

     IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                              FIRST UNION TRUST COMPANY,
                                              NATIONAL ASSOCIATION, as Trustee


                                              By: /s/ Edward L. Truitt, Jr.
                                                  ------------------------------
                                              Name:   Edward L. Truitt, Jr.
                                              Title:  Vice President


                                              /s/ Jean R. Hale
                                              ----------------------------------
                                              JEAN R. HALE, as Trustee


                                              /s/ Mark A. Gooch
                                              ----------------------------------
                                              MARK A. GOOCH, as Trustee


                                              /s/ William Hickman, III
                                              ----------------------------------
                                              WILLIAM HICKMAN III, as Trustee